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                                                                     Exhibit 8.2


To Call Writer Directly:
(212) 446-4800


                                                 November 12, 1999



PTI, Inc.
c/o Polyfibron Technologies, Inc.
900 Middlesex Turnpike
Billerica, MA  01821-3946

                  Re:      Registration Statement on Form S-4

Dear Ladies and Gentlemen:

                  We have acted as counsel to PTI, Inc., (the "COMPANY"), a Delaware corporation, with respect to (i) the merger with and into the Company of MCD Acquisition Corp. ("MACDERMID SUB"), a Delaware corporation and direct wholly-owned subsidiary of MacDermid, Incorporated, a Connecticut corporation ("MACDERMID"), pursuant to that certain Agreement and Plan of Merger by and among the Company, Citicorp Venture Capital, Ltd., MacDermid Sub and MacDermid, dated February 18, 1999, as amended by a First Amendment dated as of July 27, 1999, by a Second Amendment dated as of September 13, 1999 and by a Third Amendment dated as of October 29, 1999 (as so amended, the "MERGER AGREEMENT", and such transaction, the "MERGER"), (ii) the preparation and filing of the related Registration Statement on Form S-4, dated August 30, 1999 (the "REGISTRATION STATEMENT"), which includes the Joint Proxy Statement- Prospectus (the "PROXY STATEMENT"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended, and (iii) the preparation and filing of Post-Effective Amendment No. 2 to the Registration Statement, including a revised Proxy Statement (the "REVISED PROXY STATEMENT"), filed with the SEC under the Securities Act. Defined terms used herein shall have the meaning ascribed to such terms in the Merger Agreement, unless otherwise specified.

                  In connection with rendering our opinion, we have examined the Merger Agreement, the Proxy Statement, the Revised Proxy Statement and such other documents as we have determined to be necessary for purposes of this opinion. In addition, with your permission, we have examined and relied upon certain Officers' Certificates of the Company, MacDermid and MacDermid Sub, copies of which are attached hereto as Exhibits A, B and C (the "OFFICERS' CERTIFICATES"). Our opinion is conditioned on, among other things, the initial and continuing



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PTI, Inc.
November 12, 1999
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accuracy of the facts, information, covenants and representations set forth in the Merger Agreement and other documents referred to above. We have assumed the genuineness of all signatures, the legal capacity of natural persons, and that the person who affixed such signature to such documents had authority to do so. Moreover, we have assumed the accuracy of all information contained in the documents described above, but have not made any independent inquiry with regard thereto. We have assumed the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied or photostatic copies. We also have assumed that the Merger will be consummated in the manner contemplated by the Merger Agreement and as described in the Proxy Statement and the Revised Proxy Statement.

                  In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. Moreover, there can be no assurance that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

                  Based solely upon the foregoing, in our opinion:

                  1. The Merger will be treated for federal income tax purposes as a reorganization within the meaning of
                           Section 368(a) of the Code, and MacDermid, MacDermid Sub and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

                  2. No gain or loss will be recognized by the Company as a result of the Merger.

                  3. A shareholder of the Company will not recognize taxable gain or loss on the exchange of stock of the Company for MacDermid common stock in the Merger, except in respect of cash received instead of fractional shares or as a consequence of the exercise of appraisal rights.

                  4. A shareholder of the Company will recognize gain or loss with respect to cash received instead of a fractional share of MacDermid common stock, measured by the difference between the amount of cash received and the




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PTI, Inc.
November 12, 1999
Page 3


                           portion of the tax basis of the shareholder's share(s) of Company stock allocable to the fractional share. Such gain or loss will be capital gain or loss if the holder of Company stock holds such stock as a capital asset within the meaning of Section 1221 of the Code, and such capital gain or loss will be long-term if the shareholder's holding period in the Company stock exchanged for cash in lieu of the fractional share is more than one year at the time of the Merger.

                  5. A shareholder of the Company who, as a result of exercising appraisal rights, receives solely cash in exchange for the shareholder's shares of Company stock will recognize gain or loss with respect to the cash received, measured by the difference between the amount of cash received and the tax basis of the shareholder's shares of Company stock surrendered. Such gain or loss will be capital gain or loss if the shareholder holds such shares as a capital asset within the meaning of Section 1221 of the Code, and such capital gain or loss will be long-term if the shareholder's holding period in such shares is more than one year at the time of the Merger.

                  6. The tax basis of MacDermid common stock received by a Company shareholder in the Merger will be the same as the tax basis of the Company stock surrendered by the shareholder in the Merger, reduced by any portion of such basis allocable to a fractional share interest for which cash is received.

                  7. The holding period of the MacDermid common stock that a Company shareholder receives in the Merger will include the holding period of the Company stock exchanged therefor, provided that the shareholder holds the Company common stock as a capital asset at the time of the Merger.

You have not requested, and we do not express, an opinion concerning any other tax consequences of the Merger, including without limitation any tax consequences of the Merger under state, local or foreign law. Our opinion also does not address U.S. federal income tax consequences which may vary with, or are contingent upon, a shareholder's individual circumstances (including as a result of a Company shareholder or certain related persons owning MacDermid common stock other than as a result of the Merger).





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PTI, Inc.
November 12, 1999
Page 4

                  This opinion is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement, the Proxy Statement, and the Revised Proxy Statement, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Revised Proxy Statement, to the filing of this opinion as an exhibit to the Revised Proxy Statement, and to the reference to our firm under the headings "MERGER TRANSACTION Material Federal Tax Consequences of the Merger to PTI Shareholders", "MERGER AGREEMENT - Conditions to the Merger", and "LEGAL MATTERS" in the Revised Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.


                                             Very Truly Yours,

                                             /s/Kirkland & Ellis

                                             Kirkland & Ellis